QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of SYNAVANT Inc. (the "Company") on Forms S-8 (No. 333-46040 and 333-46038) of our report dated February 15, 2002, on our audits of the consolidated financial statements of the Company as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000, and 1999, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 25, 2001

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS